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                                                                  Exhibit (b)(i)

                                     BYLAWS

                                       OF

                       The Enterprise Group of Funds, Inc.

                                   ARTICLE ONE

                               SHARE CERTIFICATES

               1.1 Share Certificates. Share certificates shall be issued in consecutive order and shall be numbered in the order *in which they are issued. They shall be signed by the President or a Vice President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and the seal of the Corporation or a facsimile thereof shall be affixed thereto. The signatures may be either manual or facsimile signatures. In case any officer who has signed any certificate ceases to be an officer of the Corporation before the certificate is issued, the certificate may nevertheless be issued by the Corporation with the same effect as if the officer had not ceased to be such officer as of the date of its issue. On the stub of each share certificate, which stubs shall be kept in the share records of the Corporation, shall be entered the name and address of the owner of the shares, the number of shares, and the date of issue. Each share certificate exchanged or returned shall be cancelled and placed with its stub in the share records of the Corporation.

               1.2 Share Records; Transfer of Shares. The Corporation shall maintain at its principal place of business or registered office or, if the Corporation employs a transfer agent, at the office of the transfer agent, a record of the names and addresses of its shareholders and the number of shares held by each. Such share records shall, subject to reasonable regulations of the Board of Directors as provided in the Articles of Incorporation or by applicable law, during the usual business hours of every business day be open for the inspection of any persons who are and for at least six months have been stockholders of record of five per cent, in the aggregate, of the outstanding capital stock of the Corporation. Transfers of shares of the Corporation shall be made in the share records Of the Corporation upon surrender of the certificate for such shares signed by the person in whose name the certificate is registered or on his behalf by a person legally authorized to so sign (or accompanied by a separate stock transfer power so signed) and otherwise in accordance with and subject to the applicable provisions of the Uniform Commercial Code as in effect in the State of Georgia and subject to such other reasonable and lawful conditions and requirements as may be imposed by the Corporation.


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               1.3 Lost Certificates. The Chairman of the Board, if any, or the
President may issue a new share certificate in place of any certificate or certificates previously issued by the Corporation and alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed and, if he in his sole discretion deems bond issued by a company approved by him in such sum as he it appropriate, the delivery of a commercial indemnity may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been Lost or destroyed.

                                   ARTICLE TWO

                             SHAREHOLDERS' MEETINGS

                2.1 Annual Meetings of Shareholders. The annual meeting of shareholders of the Corporation shall be held at such time on such business day within the period commencing 60 days after the end of each fiscal year and ending 91 days after the end of the Corporation's fiscal year and at such place, within or without the State of Georgia, as may from time to time be fixed by the Board of Directors or Executive Committee; provided that the failure to hold the annual meeting shall not work a forfeiture or otherwise affect valid corporate acts; provided further that the corporation is not required to hold an annual meeting in any year in Which none of the following is required to be acted on by shareholders under the Investment Company Act of 1940: (1) Election of Directors, (2) Approval of the Investment Advisory Agreement, (3) Ratification of the Selection of Independent Public Accountants, and (4) Approval of a Distribution Agreement.

               2.2 Special Meetings of Shareholders. Special meetings of the shareholders may be called at any time by the Board of Directors, the Executive Committee, the Chairman of the Board, if any, or the President, and shall be called by the Secretary upon the written request of the holder or holders of at least 25 percent of the issued and outstanding shares of the Corporation. Such request shall State the purpose or purposes of the proposed meeting. Special meetings of the shareholders shall be held at such time and place, within or without the State of Georgia, as may be determined by the person or persons calling the meeting.

               2.3 Notice. The Secretary or an Assistant Secretary or the officer or persons calling the meeting shall deliver a written notice of the place, day and time of each meeting of the shareholders, not less than 10 nor more than 50 days before the date of the meeting, either personally or by first class mail, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with first class postage thereon prepaid, addressed to the shareholder at his address as it appears on the share records of the Corporation. The notice of


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a special meeting of shareholders shall state the purpose or purposes for which the meeting is called. Notice of a meeting of shareholders need not be given to any shareholder who signs a waiver of notice, either before or after the meeting. Attendance of a shareholder at a meeting, either in person or by Proxy, shall of itself constitute waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, and the manner in which it has been called or convened, except when a shareholder attends the meeting solely for the purpose of stating, at the beginning of the meeting, any such objection or objections to the transaction of business.

                 2.4 Closing of Transfer Books: Record Dates. The Board of Directors may fix the time, not exceeding fifty days preceding the date of any meeting of shareholders, any dividend payment date or any date for the allotment of rights, during which the books of the Corporation shall be closed against transfers of stock. If such books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of providing for the closing of the books against transfers of stock as aforesaid, the Board of Directors may fix, in advance, a date, not exceeding fifty days and not less than ten days preceding the date of any meeting of shareholders, and not exceeding fifty days preceding any dividend payment date or any date for the allotment of rights, as a record date for the determination of the shareholders entitled to notice of and to vote at such meeting, or entitled to receive such dividend or rights, as the case may be; and only shareholders of record on such date shall be entitled to notice of and to vote at such meeting or to receive such dividend or rights, as the case may be.

                2.5 Presiding_Officer. The meetings of the shareholders shall be presided over by the Chairman of the Board, or if he shall not be present, by the President, or if he shall not be present, by a Vice President, or if none of them is present, by a chairman to be elected at the meeting. The Secretary of the Corporation, if present, shall act as secretary of such meetings, or if he is not present, an Assistant Secretary shall so act; if neither the Secretary nor an Assistant Secretary is present, then the meeting shall elect its secretary.

               2.6 Quorum; Adjournment. At all meetings of shareholders, a majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business, and, except as otherwise required by law or by the Articles of Incorporation or Section 3.10 or Article Eight of the Bylaws, all resolutions adopted and business transacted shall require the favorable vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter. The holders of a majority of the shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to


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time. This Section 2.6 may be altered, amended Or repeated only upon the affirmative vote of the holders of the majority Of all of the shares of the capital stock of the Corporation at the time outstanding and entitled to vote.

               2.7 Voting and Inspectors. At all meetings of shareholders every shareholder of record entitled to vote at such meeting shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation (and such shareholders of record holding fractional shares shall have proportionate voting rights as provided in the Articles of Incorporation) on the date for the determination of shareholders entitled to vote at such meeting, either in person or by proxy appointed by instrument in writing subscribed by such shareholder or his duly authorized attorney. No proxy which is dated more than three months before the meeting at which it is offered shall be accepted, unless such proxy shall, on its face, name a longer period for which it is to remain in force.

                At any election of Directors, the Board of Directors prior thereto may, or, if they have not so acted, the chairman of the meeting may, and upon the request of the holders of ten per cent (10Z) of the shares entitled to vote at such election shall, appoint two inspectors of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Director shall be appointed such Inspector.

                The chairman of the meeting may cause a vote by ballot to be taken upon any election or matter, and such vote shall be taken upon the request of the holders of ten per cent (10%) of the shares entitled to vote oil such election or matter.

               2.8 Concerning Validity of Proxies, Ballots, Etc. At every meeting of the shareholders, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the secretary of the meeting, who shall decide all questions touching the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless inspectors of election shall have been appointed as provided in Section 2.7, in which event such inspectors of election shall decide all such questions.

               2.9 Written Consent of Shareholders. Any action required to be taken at a meeting of the shareholders of the Corporation, or any action that may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.


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                                  ARTICLE THREE

                                    DIRECTORS

               3.1 Powers of Board of Directors. Subject to the Bylaws or any lawful agreement between or among the shareholders, the business and affairs of the Corporation shall be managed by the Board of Directors.

               3.2 Number of Directors; Conduct of Meetings of Board of Directors. The Board of Directors shall consist eight directors, each of whom shall be elected at an annual meeting of the shareholders, to serve until the next succeeding annual meeting and until his successor is elected and qualified, or until his earlier death, resignation or removal. Directors need not be shareholders. A majority of said directors shall constitute a quorum for the transaction of business. Except as otherwise provided in the Bylaws, all resolutions adopted and all business transacted by the Board of Directors shall require the affirmative vote of a majority of the directors present at a meeting at which a quorum is present. The Chairman of the Board or, if there is no Chairman of the Board and if the President is a director, the President shall preside at all meetings of the Board of Directors; provided, however, that each of the Chairman of the Board or the President may delegate his authority to preside at Board of Directors meetings Pursuant to section 4.2 or 4.3, respectively, of the Bylaws. If there is no Chairman of the Board and if the President is not a director, the Board of Directors shall select a director as chairman for each meeting.

                3.3 Director Vacancies. Subject to the provisions of Section 3.4 of the Bylaws and to the provisions of the Investment Company Act of 1940, and except as otherwise provided in this Section 3.3, any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, or by the sole remaining director, as the case may be, or, if the vacancy is not so filled, or if no director remains, by the shareholders. Any vacancy arising as a result of the removal of a director by the shareholders may be filled by the shareholders or, if the shareholders so authorize, by the remaining director or directors, but only for the unexpired term of his predecessor in office.

               3.4 Increase or Decrease in the Number of Directors. The Board of Directors, by the vote of a majority of the entire Board or the shareholders, upon the affirmative vote of the holders of a majority of all the shares of the capital stock of the corporation at the time outstanding and entitled to vote, may increase the number of Directors to a number not exceeding twelve (12) or may decrease the number of Directors to a number not less than three (3), but the tenure of office of any Director shall


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not be affected by such decrease made by the Board; provided, however, that no person shall serve as a Director of the Corporation unless elected to that office by the shareholders at an annual or a special meeting duly called for that purpose; except that vacancies occurring between such meetings may be filled in any otherwise Legal manner if immediately after filling any such vacancy at least two-third of the Directors then holding office shall have been elected to such office by the shareholders of the Corporation at such an annual or special meeting.

               3.5 Special Election to Fill Vacancies. In the event that at any time Less than two-thirds of the Directors holding office at that time were so elected by the shareholders, the Board of Directors or President shall forthwith cause to be held as promptly as possible and in any event within sixty days a meeting of the shareholders for the purpose of electing directors to fill any existing vacancies in the Board of Directors. This Section 3.5 may be altered, amended or repealed only upon the affirmative vote of the holders of a majority of all the shares of capital stock of the Corporation at the time outstanding and entitled to vote.

               3.6 Meetings of Board of Directors; Notice. Regular meetings of the Board of Directors shall be held at such time and on such notice, if any, as the Directors may from time to time determine. The Board of Directors shall meet annually or as soon as practicable after the annual Meeting of the shareholders and such meeting may be without any notice to members of the Board, if convened at the place of such annual meeting, on the same, or the next business day; provided that the failure to hold the annual meeting shall not work a forfeiture or otherwise affect valid corporate acts. A special meeting of the Board of Directors may be called at any time by the President, the Chairman of the Board, if any, or by a majority of the directors, on one day's notice, which may be given orally or by personal delivery or by first class mail, telegram or cablegram. The notice shall be deemed given when mailed or when the telegram or cablegram is sent, addressed to the director at his address as it appears on the share records of the Corporation or, if he is not a shareholder, at his business address. Notice of a special meeting may be waived by an instrument in writing. Attendance of a director at a meeting shall constitute a waiver of notice of the meeting and waiver of any and all objections to the place of the meeting, the time of the meeting and the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any such objection or objections to the transaction of business. Any meeting of the Board of Directors may be held within or without the State of Georgia at such place as may be determined by the person or persons calling the meeting.

                3.7 Quorum. One-third of the entire Board of Directors shall constitute a quorum for the transaction of business, provided that a quorum shall in no case be less than two


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Directors. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained. The action of a majority of the Directors present at any meeting at which there is a quorum shall be the action of the Board of Directors, except as may be otherwise specifically provided by statute, by the Articles of Incorporation, by these Bylaws or by any contract or agreement to which the Corporation is a party.

               3.8 Written Consent of Directors. Any action required to be taken at a meeting of the Board of Directors, or any action that may be taken at a meeting of the Board of Directors, may be taken without a meeting if a consent in writing setting forth the action taken shall be signed by all the directors and shall be filed with the minutes of the proceedings of the directors.

               3.9 Telephonic Meetings of Board of Directors. Any action required to be taken at a meeting of the Board of Directors, or any action that may be taken at a meeting of the Board of Directors, may be taken at a meeting held by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at such meeting. In all other respects the provisions of Article Three of the Bylaws with respect to meetings of the Board of Directors shall apply to such a meeting.

               3.10 Removal of Directors. At any shareholders' meeting with respect to which notice of such purpose has been given, the entire Board of Directors or any individual director may be removed, with or without cause, by the affirmative vote of the holders of a majority of the shares of the Corporation then outstanding and entitled to vote.

               3.11 Executive Committee. The Board of Directors may, in each year, by the affirmative vote of a majority of the entire Board, appoint from the Directors an Executive Committee to consist of such number of Directors (not less than three) as the Board may from time to time determine. The Board of Directors by Such affirmative vote shall have power at any time to change the members of such Committee and may fill vacancies in the Committee by appointment from the Directors. When the Board of Directors is not in session, the Executive Committee shall have and may exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation (including the power to authorize the seal of the Corporation to be affixed to all papers which may require it) except as provided by law or by any contract or agreement to which the Corporation is a party and except the power to increase or decrease the size of, or fill vacancies on, the Board, to remove or appoint executive officers or to dissolve or change the permanent membership of the Executive Committee, and the power to make or amend the Bylaws of the Corporation. The Executive Committee may


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fix its own rules of procedure, and may meet when and as provided by such rules or by resolution of the Board of Directors, but in every case the presence of a majority shall be necessary to constitute a quorum. In the absence of any member of the Executive Committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

               3.12 Other Committees. The Board of Directors, by the affirmative vote of a majority of the entire Board, may appoint other committees which shall in each case consist of such number of members (not less than two) and shall have and may exercise, to the extent permitted by law, such powers as the Board may determine in the resolution appointing them. A majority of all members of any such committee may determine its action, and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall hale power at any time to change the members and, to the extent permitted by law, the powers of any such committee, to fill vacancies, and to discharge any such committee.

               3.13 Compensation of Directors. Directors shall be entitled to receive such compensation from the Corporation for their services as may from Lime to time be voted by the Board of Directors.

               3.14 Qualification of Directors. No person shall be elected a Director of the Corporation after he or she shall have attained the age of 72.

                                  ARTICLE FOUR

                                    OFFICERS

               4.1 Officers; Election. The Board of Directors shall elect, as soon as practicable after the annual meeting of shareholders, a President (who shall be a member of the Board of Directors), a Secretary and a Treasurer and may elect a Chairman of the Board (who shall be a member of the Board of Directors), one or more Vice Presidents, and one or more assistant officers. Any two or more offices may be held by the same person except the offices of President and Secretary and the offices of President and Vice President, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law or by these Bylaws to be executed, acknowledged or verified by two or more officers.

               4.2 Chairman of the Board. The Board of Directors may, in each year, by the affirmative vote of a majority of the entire Board, appoint from the Directors a Chairman and a Vice Chairman. The Chairman of the Board, if any, shall preside at all meetings of the shareholders and of the Board of Directors. He may delegate his authority to preside at such meetings to any


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other director or to an officer of the Corporation. The Vice Chairman may act as
Chairman, in the absence of the Chairman.

               4.3 President. The President shall be the chief executive officer of the Corporation, and shall be responsible for the administration of the Corporation, including general supervision of the policies of the Corporation and general and active management of the financial affairs of the Corporation. He shall have the authority to execute bonds, mortgages or other contracts, agreements or instruments on behalf of the Corporation. If there is no Chairman of the Board, or if the Chairman of the Board is absent and has not delegated his authority to preside, the President shall preside at meetings of the shareholders and, if he is a director, at meetings of the Board of Directors of the Corporation. He may delegate his authority to preside at such meetings to any other director or to an officer of the Corporation. The President shall have the authority to institute or defend legal proceedings when the directors are deadlocked.


               4.4 Secretary. The Secretary shall keep minutes of all meetings of the shareholders and Board of Directors, shall have charge of the minute books, share records and seal of the Corporation, shall have the authority to certify as to the corporate books and records, and shall perform such other duties and have such other powers as may from time to time be delegated to him by the President or the Board of Directors.

               4.5 Treasurer. The Treasurer shall be charged with the management of the financial affairs of the Corporation. He shall in general perform all of the duties incident co the office of treasurer and such ocher duties as from time to time may be assigned to him by the President or the Board of Directors.

               4.6 Vice President. The Vice President, if any, shall perform such duties and exercise such powers as the President or the Board of Directors shall request or delegate and, unless the Board of Directors or the President otherwise provides, shall perform such other duties as are generally performed by vice presidents with equivalent restrictions, if any, on title. In the absence of the President or in the event of his death or inability to act, the Vice President shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President; provided, however, that if there is more than one Vice President, any Vice President shall have the authority to execute bonds, mortgages or other contracts or agreement on behalf of the Corporation, subject to all the restrictions upon the President relating to such functions, but all other duties of the President shall be performed by the Vice President designated to perform such duties at the Lime of his election, or in the absence of any designation, then by the Vice President with the most seniority in office (or if more than one Vice President is elected at the


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same meeting, by the Vice President first listed, in the resolution electing them), and when so acting shall have all the powers of and be subject to all the restrictions upon the President.

                4.7 Appointment of Officers and Agents. The Board of Directors or the Executive Committee may appoint one or more Vice Presidents and such other officers, assistant officers and agents as the Board of Directors or the Executive Committee may determine. Any such officers, assistant officers or agents so appointed shall perform such duties as are set Forth in the Bylaws and as the action appointing him provides, and, unless such action otherwise provides, such appointed officers and assistant officers shall perform such duties as are generally performed by elected officers or assistant officers having the same title.

               4.8 Term of Office. The term of office of all officers shall be one year and until their respective successors are chosen and qualified, subject, however, to the provisions for removal contained in the Articles of Incorporation and by Bylaws.

               4.9 Removal of Officers and Agents. Any officer, assistant officer or agent may be removed at any time with or without cause by the vote of a majority of the entire Board of Directors.

               4.10 Vacancies. Any vacancy, however occurring, in any office may be filled by the Board of Directors.

                                  ARTICLE FIVE

                                      SEAL

               The seal of the Corporation shall be in such Form as the Board of Directors may from time to time determine. In the event it is inconvenient to use such a seal at any time, the words "Corporate Seal" or the word "Seal" accompanying the signature of an officer signing For and on behalf Of the Corporation shall be the seal of the Corporation. The seal shall be in the custody of the Secretary and affixed by him on the share certificates and such ocher papers as may be directed by law, by the Bylaws or by the Board of Directors.

                                   ARTICLE SIX

                                   FISCAL YEAR

               The fiscal year of the Corporation shall be fixed by the Board of Directors.



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                                  ARTICLE SEVEN

                          INDEMNIFICATION AND INSURANCE

               7.1 Indemnification. Each director and officer (and his heirs, executors and administrators) shall be Indemnified by the Corporation against reasonable costs and expenses incurred by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director or officer of the Corporation if his standard of conduct was such that he acted in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except in relation to any action, suits or proceedings in which he has been adjudged liable because of negligence or misconduct, which shall be deemed to include willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Upon a determination that the director or officer has met the required standard of conduct stated above and in the absence of an adjudication which expressly absolves the director or officer of liability to the Corporation or its shareholders for negligence and misconduct, within the meaning thereof as used herein, or in the event of a settlement, each director and officer (and his heirs, executors, and administrators) shall be indemnified by the Corporation against payments made, including reasonable costs and expenses, provided that such indemnity shall be conditioned upon the following: (a) the prior determination chat the officer or director acted in a manner he reasonably believed to be in the best interests of the Corporation and, with respect to any criminal action Or proceeding, had no reasonable cause to believe his conduct was unlawful, which determination shall be made by: (1) the board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; (2) if suck a quorum is not obtainable or, even if obtainable, a quorum OF disinterested directors so directs, by independent legal counsel in a written opinion; or (3) by the affirmative vote of a majority of the shares entitled to vote thereon; and (b) upon the prior determination that the director or officer has no liability by reason of negligence or misconduct, within the meaning thereof as used herein, which determination shall be made by: (1) a resolution of two-thirds of those members of the Board of Directors of the Corporation who are not involved in the action, suit or proceeding; or (2) if a majority of the members of the Board of Directors of the Corporation are involved in the action, suit or proceeding, by a written opinion of independent counsel. Amounts paid in settlement shall not exceed costs, fees and expenses which would have been reasonably incurred if the action, suit or proceeding had been litigated to a conclusion. Such a determination by the Board of Directors or by independent counsel, and the Payments of amounts by the Corporation on the basis thereof shall not Prevent a shareholder from challenging


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such indemnification by appropriate legal proceedings on the grounds that the person indemnified was liable to the Corporation or its security holders by reason of negligence or misconduct, within the meaning thereof as used herein. The foregoing rights and indemnification shall not be exclusive of any other rights to which the officers and directors may be entitled according to law.

                 7.2 Insurance. The Corporation may purchase and maintain insurance at its expense, to protect itself and any such person against any such liability, cost, payment or expense whether or not the Corporation would have the power to indemnify such person against such liability.

                                  ARTICLE EIGHT

                                  MISCELLANEOUS

                8.1 Reports to Shareholders. The books of account of the Corporation shall be examined by an independent firm of public accountants at the close of each annual fiscal period of the Corporation and at such if any, as may be directed by the Board of Directors of the other times, corporation. A report to the shareholders based upon each such annual examination shall be mailed to each shareholder of the Corporation, of record on such date with respect to each such report as may be determined by the Board of Directors, at his address as the same appears on the books of the Corporation. Each such report shall show the assets and Liabilities of the Corporation as of the close of the annual period covered by the Report and the securities in which the funds of the Corporation were then invested; such report shall also show the Corporation's income and expenses for the period from the end of the Corporation's preceding fiscal year to the close of the annual period covered by the report and any amount paid during such period to any security dealer, legal counsel, transfer agent, dividend disbursing agent, registrar or custodian having a partner, officer or director who was also an officer or director of the Corporation at any time during such period, and shall set forth such other matters as the Board of Directors or such independent firm of public accountants shall determine.

               8.2 Custodianship. All securities owned by the Corporation and all cash, including, without limiting the generality of the foregoing, the proceeds from sales of securities owned by the Corporation and from the issuance of shares of the capital stock of the Corporation, payments of Principal upon securities owned by the Corporation and distributions in respect of securities owned by the Corporation which at the time of payment are represented by the distributing corporation to be capital distributions, shall be held by a custodian which shall be a trust company or a bank of good standing, having a capital, surplus and undivided profits aggregating not less than ten million dollars ($10,000,000). The terms of custody of such securities and cash shall include


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provisions to the effect that the custodian shall deliver securities owned by the Corporation only (a) upon sales of such securities for the account of the Corporation and receipt by the custodian of payment therefor, (b) when such securities are called, redeemed or retired or otherwise become payable, (c) for examination by any broker selling any such securities in accordance with street delivery" custom, (d) in exchange for or upon conversion into other securities alone or other securities and cash whether pursuant to any plan of merger, consolidation, reorganization, recapitalization or readjustment, or otherwise,
(e) upon conversion of such securities pursuant to their terms into other securities, upon exercise of subscription, purchase or other similar rights represented BY such securities, (g) for the purpose of exchanging interim receipts or temporary securities for definitive securities, (h) for the purpose of redeeming in kind shares of the capital stock of the Corporation upon delivery thereof to the Corporation, or (i) for other proper corporate purposes. Such terms of custody shall also include provisions to the effect that the custodian shall hold the securities and funds of the Corporation in a separate account or accounts and shall have sole power to release and deliver any such securities and draw upon any such account, that the custodian shall deliver or pay our of any such account any of the securities or funds of the Corporation only on receipt by such custodian of written instructions from two or more persons authorized by the Board of Directors to give such instructions on behalf of the Corporation provided, however, that any such delivery or payment shall be made "for other proper corporate purposes" (referred to in (i) above and at the end of the next succeeding sentence) only on receipt by such custodian of a certified resolution of the Board of Directors authorizing such delivery or payment and containing such details as may be required by the terms of custody. Such terms of custody shall also include provisions to the effect that the custodian shall deliver cash of the Corporation required by this Section 8.2 to be deposited with the custodian only upon the purchase of securities for the portfolio of the Corporation and the delivery of such securities to the custodian, for the purchase or redemption of shares of the capital stock of the Corporation, for the payment of interest, dividends, taxes, management or supervisory fees or operating expenses, for payments in connection with the conversion, exchange or surrender of securities owned by the Corporation, or for other proper corporate purposes. Upon the resignation or inability to serve of any such custodian the Corporation shall (a) use its best efforts to obtain a successor custodian, (b) require the cash and securities of the Corporation held by the custodian to be delivered directly to the successor custodian, and (c) in the event that no successor custodian can be found, submit to the stockholders of the Corporation, before permitting delivery of such cash and securities to anyone other than a successor custodian, the question whether the Corporation shall be dissolved or shall [unction without a custodian; provided, however, that nothing herein contained shall prevent the termination of any agreement between the Corporation and any such custodian by the affirmative vote of the holders of a majority of all the shares of the capital stock of the Corporation at the time outstanding and entitled to vote. Upon its resignation or inability to serve, the Custodian may deliver any assets of the Corporation held by it to a qualified bank or trust company selected by it, such assets to be held subject to the terms of custody which governed such retiring custodian, pending action by the Corporation as set forth in this Section 8.2.

               8.3 Abstention of Interested Persons. Anything in the Articles Of Incorporation of the Corporation to the contrary notwithstanding, in any case where an officer or Director of the Corporation or of any investment adviser of the Corporation, or a member of any committee of the Corporation, is also an officer or director of another corporation and the Purchase or sale of the securities issued by such other corporation is under consideration, the officer, director or committee member concerned will abstain from participating in any decision made on behalf of the Corporation to purchase or sell any securities issued by such other 'Corporation.

               8.4 Investments in Corporation's Securities by Certain Interested Parties. Anything in the Articles of Incorporation to the contrary notwithstanding, any sponsor, principal underwriter, investment adviser and subadviser of the Corporation, the officers and directors of such sponsor, principal underwriter, investment adviser or subadviser, and the officers and directors of the Corporation shall be prohibited From taking long or short positions in the securities issued by the Corporation; provided, however: (a) such prohibition shall not prevent such sponsor or principal underwriter from purchasing from the Corporation shares issued by the Corporation provided that orders to Purchase from the Corporation are entered with the Corporation by Such sponsor or principal underwriter upon receipt by such sponsor or principal underwriter of purchase orders for the shares of the Corporation and provided such purchases are not in excess of purchase orders received by such sponsor or principal underwriter; (b) such prohibition shall not prevent such sponsor or principal underwriter from maintaining a market for the securities issued by the Corporation in the capacity of agent for the Corporation; and (c) such prohibition shall not prevent the purchase From the Corporation of shares issued by the Corporation by the officers or directors of the Corporation or of any sponsor, principal underwriter, investment adviser or subadviser or any ocher person or entity described in an appropriate part of the Investment Company Act of 1940, as amended, or any rule or regulation thereunder at the price available to the public at the moment of such purchase, less such deduction of sales charges as may be permitted by the Investment Company Act of 1940 or any rules or regulations issued thereunder.

               8.5 Amendment of Investment Advisory Agreements. Anything in the Articles of Incorporation to the contrary notwithstanding, any agreement between any investment adviser of the Corporation and the

Corporation shall not be amended, transferred, assigned, sold or in any manner hypothecated or pledged without affirmative vote or written consent of the holders of a majority of the outstanding voting securities of the Corporation; provided, however, that this limitation shall not prevent completion without shareholder approval of minor amendments to any agreement between any investment adviser of the Corporation and the Corporation which may be required by federal or state regulatory bodies. Furthermore, in the event of the cancellation or expiration by 'its own terms of any agreement between any investment adviser of the Corporation and the Corporation, no new agreement shall become effective without the affirmative vote or written consent of the holders of a majority of the outstanding voting securities of the Corporation (as used herein, the term "vote of a majority of the outstanding voting securities" of the Corporation shall have the meaning as defined in the Investment Company Act Of 1940, as amended).

                                  ARTICLE NINE

                      BRANCH OFFICERS -- BOOKS AND RECORDS

                The Corporation shall have power to have an office or offices and, subject to the provisions of the law of the State of Georgia, to keep the books of the Corporation outside of said State, at such places as fray from time to time be designated by the Board of Directors.

                                   ARTICLE TEN

                          POLICIES, OF THE CORPORATION

                The following restrictions shall apply only to the Growth Portfolio common stock of the Fund.

               It is the policy of the Corporation:

               (a) Not to borrow money except that the right is reserved to borrow from banks as a temporary measure for emergency purposes, provided that such borrowings may not be in excess of the lesser of: (i) 10% of the Corporation's total assets taken at cost; (10 5% of the value of the Corporation's assets at the time the loan is made; or (110 33-1/37%' of the value of the Corporation's total assets less liabilities other than such borrowings. The Corporation will not pledge, mortgage or hypothecate its assets taken at market value to an extent greater than the lesser of 10% of the value of its net assets or 15% of the value of its total assets taken at cost.

               (b) Not to concentrate its investments in industries. The Corporation will not invest more than 25% of the value of its assets in any one industry at any time.

               (c) Not to purchase securities on margin, but the Corporation may obtain such short-term credits as may be necessary for the clearance of Purchases and sales of securities.

               (d) Not to make short sales of securities, unless at the time of such sale, the Corporation owns, or has the right to acquire as the result Of the ownership of convertible or exchangeable securities, an equal amount .Of such securities, and it will retain such securities so long as it is in a short position as to them. In no event will the Corporation make short sales of securities in such manner that the value of its net assets used to cover such sales would exceed 15% of the value of its net assets.

                (e) Not to participate on a joint or joint and several basis in any trading account in securities.

               (f) Not to act as underwriter of securities of other issuers. It is the policy of the Corporation to invest in securities which are subject to legal or contractual restrictions on resale or are otherwise not readily saleable to the extent deemed appropriate in view of the investment objectives of the Corporation. However, the Corporation will not invest more than 5% of the value of its assets in such securities.

               (g) Not to purchase the securities of any issuer, except securities of the United States Government or any instrumentality thereof, if after such purchase, more than 5% of the value of the Corporation's assets would be invested in the securities of such issuer.

               (h) Not to purchase securities of any issuer if, as a result of such purchase, the Corporation would thereupon hold more than 10% of outstanding securities, or more than 10% of the voting securities, of such issuer.

               (i) Not to purchase the securities of any company which has been in continuous operation for less than 3 years (including the operations of predecessor companies) if such purchase at the time thereof would cause more than 5% of the total assets taken at market value of the Corporation to be invested in securities of all such companies taken at cost.

               (j) Not to purchase or sell. any securities (other than stock issued by the Corporation) from or- to any of the following persons acting as principals: (i) any officer or director of the Corporation, (ii) any partnership of which any officer or director of the Corporation 'is a member, (iii) any corporation or association of which any officer or director of the Corporation is an officer, director or trustee, (iv) any person or organization furnishing managerial or supervisory services to the Corporation, (v) any officer, director, partner or trustee of, or person owning of record 10% or more of the stock of, any person or organization furnishing such managerial or supervisory services, (vi) any partnership of which any officer, director, partner or trustee of, or person owning of record 10% or more of the stock of, any person or organization furnishing; such managerial or supervisory services, is a member, or (vii) any corporation or association of which any officer, director, partner or trustee of, or person owning of record 10% or more of the stock of, any person or organization furnishing such managerial. or supervisory services, is an officer, director or trustee.

               (k) Not to purchase securities of any issuer if any officer or director of the Corporation, any person or organization furnishing managerial or supervisory services to the Corporation, or any officer, director, partner or trustee of any person or organization furnishing such Managerial or supervisory services owns beneficially more than 1/2 or 1% of the outstanding securities of such issuer and such persons or organizations so owning more than 1/2 of 1% of such securities together own beneficially more than 5% of such securities.

               (l) Not to buy and sell real estate.

               (m) Not to purchase or sell commodities or commodity contracts.

               (n) Not to make loans except by the purchase of a portion or an issue of bonds or other obligations of types commonly offered privately and purchased by financial institutions. The Corporation will purchase such debt securities to the extent deemed appropriate in view of the investment objectives, but in no event will the Corporation invest more than 5% or the value Of its assets in securities which are subject to legal or contractual restrictions on resale or are otherwise not readily saleable.

               (o) Not to invest in companies for the purpose of exercising control or management thereof.

               (p) Not to purchase the securities of any other investment company except in the open market in a transaction involving no commission or profit to a sponsor or a dealer (other than the customary brokers commission) or as a part of a merger, consolidation or acquisition.

                                 ARTICLE ELEVEN

                               AMENDMENT OF BYLAWS

               Except as provided in Sections 2.6, 3.5 and Article Eleven of the Bylaws, the Bylaws Of the Corporation may be altered, amended, added to or repealed by the shareholders or by majority vote of the entire Board of Directors; but any such alteration, amendment, addition or repeal of the Bylaws by action of the Board of Directors may be altered or repealed by the Stockholders. After the initial issue of any shares of capital stock of the Corporation, Sections 8.2 and 8.3 and Article Eleven of the Bylaws may be altered, amended or repealed only upon the affirmative vote or the holders of the majority of all the shares of the capital stock of the Corporation at the time outstanding and entitled to vote. Article Ten of the Bylaws may be altered, amended or repealed only upon the affirmative vote of the holders of the majority of all the shares of the Growth Portfolio common stock of the Corporation at the time outstanding and entitled to vote.

                                 ARTICLE TWELVE

                                 ADVISORY BOARD

               12.1 Tenure and Duties. There shall be an Advisory Board consisting of members appointed by the Board of Directors to serve for terms established by the Board of Directors at the pleasure of the Directors. The duties of the Advisory Board shall be to make advisory recommendations as to the investments of the Corporation, provided, always, however, that members of the Advisory Board may not serve the Corporation in any other capacity and that the Advisory Board shall not have the power or authority to determine that any security or other investment shall be purchased or sold by the Corporation or that the Corporation shall do or refrain from doing any other act or thing.

               12.2 Other Provisions. All other provisions with respect to the operation of the Advisory Board shall be as set forth by appropriate resolutions of the Board of Directors provided that the Directors may take no action if the effect of such action would be to give the Advisory Board any power or authority not permitted by the immediately-preceding section.